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MANAGEMENT CONTINUITY AGREEMENT

    This Management Continuity Agreement ("Agreement") is made and entered into as of this first day of June, 2000, by and between Illini Corporation, an Illinois corporation with an office at 3200 West lies Avenue, Springfield, Illinois 62707 (the "Company"), and Daniel L. Haider, whose address is 3645 Willoughby Circle, Belleville, Illinois, 622221 (the "Officer").

WITNESSETH

    WHEREAS, the Officer is interested in becoming employed as an officer of the Company with the title of Senior Vice President; and

    WHEREAS, the Company wishes to attract and retain highly qualified executives and to achieve this goal it is in the best interests of the Company to secure the continued services of the Officer regardless of a change in control of the Company; and

    WHEREAS, the Company is willing, in order to provide the Officer a measure of security with respect to his employment with the Company in the event of a change in control of the Company so that the Officer will be in a position to act with respect to a possible change in control of the Company in the best interests of the Company and its shareholders, without concern as to the Officer's own financial security, and in order to induce the Officer to remain in employment with the Company, to agree that employment of the Officer shall be terminable only for cause for a limited period after a change in control of the Company.

    NOW, THEREFORE, the Company and the Officer agree as follows:

Section 1
Employment

    1.1  Term.  The Company shall employ the Officer and the Officer shall remain in employment with the Company for a period of three years from the Commencement Date (herein called the Term). Annually, effective on the anniversary of the Commencement Date, the Term of this Agreement shall be extended for one additional year, unless the Board of Directors of the Company takes action to not extend the Term prior to such anniversary of the Commencement Date of this Agreement. The Term may be otherwise extended by written amendment to this Agreement, which amendment specifically refers to this Agreement, signed by the Company and the Officer.

    1.2  Compensation.  As compensation for services provided to the Company and the Bank by the Officer pursuant to this Agreement, the Company shall cause the Bank to pay the Officer an annual base salary of $90,000.00, which salary may be increased from time to time by the Company. The Officer shall also be eligible to actively participate in any other compensation and benefit plans generally available to executive employees of the Company of like grade and salary including, but not limited to, retirement plans, group life, disability, accidental death and dismemberment, travel and accident, and health and dental insurance plans, incentive compensation plans, stock compensation plans, stock option plans, deferred compensation plans, supplemental retirement plans and excess benefit plans. Such other compensation and benefit plans are hereinafter referred to collectively as the "Compensation and Benefits Plans". It is expressly agreed that the Officer's compensation under this Agreement shall conform in all respects to a certain executed Officer of Employment attached hereto as Exhibit A and hereby incorporated into this Agreement by this reference.

    1.3  Duties.  The Officer shall perform such duties and functions as described in Schedule A to this Agreement. Such duties shall be updated annually by the Boards of Directors of the company, or by a duly authorized committee of the Boards of Directors of the Company. In the event of an actual or potential Change in Control (as defined in Section 2.6), the Officer shall perform his duties and functions in a manner that is consistent with the best interest of the Company and its shareholders, without regard to the effect that the potential or actual Change in Control may have on the Officer personally.

    1.4  Duty of Loyalty  The Officer shall work full-time for the Company, provided that

  (a)
  he may also engage in charitable, civic and other similar activities;

  (b)
  with the consent of the Board of Directors of the Company, he may serve as a director of a business organization not competing with the Company; and

  (c)
  he may make such investments and reinvestment in business activities as shall not require a substantial portion of his time.

    1.5  Duty Not to Disclose Confidential Information.  The Officer acknowledges that his relationship with the Company is one of high trust and confidence, and that he has access to Confidential Information (as hereinafter defined) of the Company and its subsidiary(ies). The Officer shall not, directly or indirectly, communicate, deliver, exhibit or provide any Confidential Information to any person, firm, partnership, corporation, organization or entity, except as required in the normal course of the Officer's duties. The duties contained in this paragraph shall be binding upon the Officer during the time that he is employed by the Company and following the termination of such employment. Such duties will not apply to any such Confidential Information which is or becomes in the public domain through no action on the part of the Officer, is generally disclosed to third parities by the Company without restriction on such third parties, or is approved for release by written authorization of the Board of Directors of the Company. The term "Confidential Information" shall mean any and all confidential, proprietary, or secret information relating to the Company's or a subsidiary's business, services, customers, business operations, or activities and any and all trade secrets, products, methods of conducting business, information, skills, knowledge, ideas, know-how or devices used in, developed by, or pertaining to the Company's or a subsidiary's business and not generally known, in whole or in part, in any trade or industry in which the Company is engaged.

Section 2
Termination

    2.1  Termination of Agreement.  Unless sooner terminated in accordance with the terms of this Section 2, this Agreement shall terminate at the expiration of the Term, and all obligations hereunder shall terminate except as specifically set forth in Section 2.5. The Officer may, with the consent of the Company, continue in the employ of the Company after the expiration of the Term on such terms and conditions as may be agreed upon by the Company and the Officer.

    2.2  Termination by the Officer.  The officer may voluntarily terminate this Agreement by providing thirty days notice to the Company, in which event the Company shall have no further obligation to the Officer hereunder from the date of such termination and the Officer shall have no further obligation to the Company hereunder except the duty to not disclose Confidential Information in accordance with Section 1.5. In the event the Officer's employment with the Company is terminated due to the Officer's death, the Company shall have no further obligation to the Officer, his heirs or legatees hereunder from the date of such termination, except to pay any benefits due under the Compensation and Benefit Plans. In the event the Officer's employment with the Company is terminated due to the Officer's Permanent Disability, the Company shall have no further obligation to the Officer hereunder from the date of such termination, except, to pay benefits due under the Compensation and Benefit Plans. For purposes of this Agreement, the term "Permanent Disability" means a physical or mental condition of the Officer which:

  (a)
  has continued uninterrupted for six months;

  (b)
  is expected to continue indefinitely; and

  (c)
  is determined by the Company to render the Officer incapable of adequately performing his duties under Section 1.3 of this Agreement.

    2.3  Termination by the Company Without Cause.  The company may terminate this Agreement without cause prior to the Firm Term (as hereinafter defined), by providing thirty days notice to the Officer. In such event, the Officer shall have no further obligation to the Company hereunder, except the duty to not disclose Confidential Information in accordance with Section 1.5, and the Company shall have no further obligation to the Officer hereunder from the date of such termination except (i) to pay to the Officer the salary payments described in Section 1.2, in the amount in effect on the date of termination, for a period of twelve months from the date of termination, (ii) to pay to the Officer any other benefits due under the Compensation and Benefit Plans for a period of twelve months from the date of termination, and (iii) to pay to the Officer reasonable expenses of out placement within the financial institutions industry during the twelve month period following the date of termination; provided, however, out placement expenses shall be paid only upon actually incurring such expenses and Officer's furnishing of evidence thereof to the Company and shall not include moving or relocation expenses; and further provided that any benefit to be provided by a Compensation and Benefit Plan may be provided by the Company through cash of equivalent value or through a nonqualified arrangement or arrangements if, in the judgment of the Company, permitting the Officer to participate in such plan after the date of termination would adversely affect the tax status of such plan.

    2.4  Termination by the Company With Cause.  Prior to or during the Firm Term, the Company may terminate this Agreement for Cause. For purposes of this Agreement, Cause shall mean;

  (a)
  the Officer's willful and material breach of the provisions of this Agreement after the Board of Directors delivers a written demand to cure such breach, which specifically identifies the manner in which the Board of Directors believes that the Officer has not substantially performed his duties, or

  (b)
  the Officer willfully engages in illegal conduct or gross misconduct which materially and demonstrably injures the Company.

For purposes of determining whether "Cause" exists, no act or failure to act, on the Officer's part shall be considered "willful," unless it is done, or omitted to be done, by the Officer in bad faith or without reasonable belief by the Officer that his action or omission was in the best interests of the Company. In the event of the Officer's termination for Cause, the Company will have no further obligation to the Officer under the Agreement from the date of such termination.

    2.5  Termination following Change in Control.  In the event there is a Change in Control of the Company, as defined in Section 2.6, during the Term, and:

  (a)
  within the period commencing three months prior to the date of a Change in Control and ending six months following the date of the Change in Control (the "Firm Term"), the Officer's employment hereunder is terminated by the Company other than for Cause, as defined in Section 2.4; or

  (b)
  within the Firm Term, the Officer resigns from his employment hereunder upon thirty days written notice given to the Company within thirty days following a material change in the Officer's title, authorities or duties, in effect immediately prior to the Change in Control, a reduction in the compensation or a reduction in benefits provided pursuant to this Agreement or the Compensation and Benefit Plans below the amount of compensation and benefits in effect immediately prior to the Change in Control, or a change of the Officer's principal place of employment without his consent to a city more than 25 miles from Springfield, Illinois, then the Officer shall have no further obligation to the Company hereunder, except the duty not to disclose Confidential Information in accordance with Section 1.5, and the Company shall have no further obligation to the Officer hereunder from the date of termination except (i) to pay to the Officer the salary payments described in Section 1.2, in the amount in effect on the date of termination, for a period of twelve months from the date of termination, (ii) to pay to the Officer any other benefits due under the Compensation and Benefit Plans for a period of twelve months from the date of termination and (iii) to pay to the Officer reasonable expenses of Out placement within the financial institutions industry during the twelve month period following the date of termination; provided out placement expenses shall be paid only upon actually incurring such expenses and Officer's furnishing of evidence thereof to the Company and shall not include moving or relocation expenses and further provided that any benefit to be provided by a Compensation and Benefits Plan may be provided by the Company through cash of equivalent value or through a nonqualified arrangement or arrangements if, in the judgment of the Company, permitting the Officer to participate in such plan after the date of termination would adversely affect the tax status of such plan.

    2.6  Change in Control Defined.  A Change in Control of the Company shall have occurred:

  (a)
  on the fifth day preceding the scheduled expiration date of a tender offer by, or exchange offer by any corporation, person, other entity or group (other than the Company or any of its wholly owned subsidiaries), to acquire Voting Stock of the Company if:

  (i)
  after giving effect to such offer such corporation, person, other entity or group would own 50% or more of the Voting Stock of the Company;

  (ii)
  there shall have been filed documents with the Securities and Exchange Commission in connection therewith (or, if no such filing is required, public evidence that the offer has already commenced); and

  (iii)
  such corporation, person other entity or group has secured all required regulatory approvals to own or control 50% or more of the Voting Stock of the Company;

  (b)
  if the shareholders of the Company approve a definitive agreement to merger or consolidate the Company with or into another corporation in a transaction in which neither the Company nor any of its wholly owned subsidiaries will be the surviving corporation, or to sell or otherwise dispose of all or substantially all of the Company's assets to any corporation, person, other entity or group (other than the Company or any of its wholly owned subsidiaries), and such definitive agreement is consummated;

  (c)
  if any corporation, person, other entity or group (other than the Company or any of its wholly owned subsidiaries) becomes the Beneficial Owner (as that term is defined in the Securities and Exchange Commission' s Rule 13d-3 under the Securities Exchange Act of 1934) of stock representing 50%or more of the Voting Stock of the Company; or

  (d)
  if during any period of two consecutive years Continuing Directors cease to comprise a majority of the Company's Board of Directors.

The term "Continuing Director' means:

  (a)
  any member of the Board of Directors of the Company at the beginning of any period of two consecutive years; and

  (b)
  any person who subsequently becomes a member of the Board of Directors of the Company, if:

  (i)
  such person's nomination for election or election to the Board of Directors of the Company is recommended or approved by resolution of a majority of the Continuing Directors; or

  (ii)
  such person is included a nominee in a proxy statement of the Company distributed when a majority of the Board of Directors of the Company consists of Continuing Directors.

"Voting Stock" shall mean those shares of the Company entitled to vote generally in the election of directors.

    2.7  Termination of Related Officers.  The parties agree that in the event Officer's employment by the Company is terminated for any reason, Officer will immediately resign from all other positions or offices held with the Company, including any directorships with the Company.

    2.8  Officer's Costs of Enforcement.  The Company shall pay all expenses of the Officer, including but not limited to attorney's fees, incurred in enforcing payments by the Company pursuant to this Agreement.

Section 3
Miscellaneous

    3.1  Assignment of Officer's Rights.  The Officer may not assign, pledge or otherwise transfer any of the benefits of this Agreement either before or after termination of employment, and any purported assignment, pledge or transfer of any payment to be made by the Company hereunder shall be void and of no effect. No payment to be made to the Officer hereunder shall be subject to the claims of creditors of the Officer.

    3.2  Agreements Binding on Successor.  This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors, assigns, personal representatives, heirs, legatees and beneficiaries.

    3.3  Notices.  Any notice required or desired to be given under this Agreement shall be deemed given if in writing and sent by first class mail to the Officer or the Company at his or its address as set forth above, or to such other address of which either the Officer or the Company shall notify the other in writing.

    3.4  Waiver of Breach.  The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either the Officer or the Company.

    3.5  Entire Agreement.  This Agreement contains the entire understanding of the parties it may be modified or amended only by an agreement in writing signed by the party against whom enforcement of any change or amendment is sought.

    3.6  Severability of Provisions.  If for any reason any paragraph, term or provision of this Agreement is held to be invalid or unenforceable, all other valid provisions herein shall remain in full force and effect and all paragraphs, terms and provisions of this Agreement shall be deemed to be severable in nature.

    3.7  Governing Law.  This Agreement is made in, and shall be governed by, the laws of the State of Illinois.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

/s/ DANIEL L. HAIDER Officer
ILLINI CORPORATION
By:	/s/ THOMAS A. BLACK
Its:	Chairman

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MANAGEMENT CONTINUITY AGREEMENT
WITNESSETH
Section 1 Employment
Section 2 Termination
Section 3 Miscellaneous